UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 8, 2002

FACT CORPORATION

(Exact name of registrant as specified in its charter)

Colorado 000-17232 84-0888594

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification Number No.)

1530 9th Avenue S.E., Calgary, Alberta T2G 0T7

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 204-0260

CAPITAL RESERVE CORPORATION

(Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant.

Not Applicable

ITEM 2. Acquisition or Disposition of Assets

Not Applicable

ITEM 3. Bankruptcy or Receivership

Not Applicable

ITEM 4. Changes in Registrants' Certifying Amendments

Not Applicable

ITEM 5. Other Event and Regulation FD Disclosure

On February 8, 2002, Capital Reserve Corporation changed its name to FACT Corporation (the "Corporation"). This name change was made so that the Corporation would be more closely identified with its wholly-owned subsidiary Food and Culinary Technology Group Inc. ("FACT Group Inc."), which it acquired on November 19, 2001. The Corporation has also applied for a change of trading symbol from current symbol, CRCWA. Starting Wednesday February 27, 2002, the Corporation will be quoted on the Over the Counter/Bulletin Board under its new symbol, FCTTA. The Corporation has also received a new CUSIP number as follows, 303039 10 1.

FACT Group Inc. owns the exclusive license to use certain formulas for the production of functional food products. Functional foods, with the added benefit of "nutraceuticals", are designed to promote healthy life style and/ or comply with dietary needs. FACT will utilize a functional dough system as the foundation for bread, pasta, pizza crust, sweet baked goods, pancakes, waffles, pretzels and any other food derived from dough.

DISCLAIMER

Forward-Looking Statements: This report contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and Westsphere Asset Corporation Inc. does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

ITEM 6. Resignation of Registrants' Directors

Not Applicable

ITEM 7. Financial Statements and Exhibits

Not Applicable

ITEM 8. Change in Fiscal Year

Not Applicable

ITEM 9. Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 23, 2002

FACT CORPORTION By:/s/ JACQUELINE DANFORTH Name: Jacqueline Danforth Title: President